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                                                                     Exhibit 5.1

                              KIRKLAND & ELLIS LLP
                           AND AFFILIATED PARTNERSHIP

                             200 East Randolph Drive
                             Chicago, Illinois 60601

                                  312 861-2000                 Facsimile:
                                                              312 861-2200
                                www.kirkland.com




                                  June 8, 2005

Commercial Vehicle Group, Inc.
6530 West Campus Oval
New Albany, Ohio 43054

Ladies and Gentlemen:

         We are acting as special counsel to Commercial Vehicle Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 9,048,713 shares of its Common Stock, par value $0.01 per share (the "Common Stock"), including 1,180,267 shares of the Company's Common Stock to cover over-allotments, if any, pursuant to a
Registration Statement on Form S-1, as amended (Registration No. 333-       ),
filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Of the shares of Common Stock to be registered pursuant to the Registration Statement, up to 2,680,267 shares are being offered by the Company (the "Primary Shares"), up to 6,102,916 shares are being offered by certain selling stockholders (the "Secondary Shares") and up to 265,530 shares to be issued upon the exercise of options issued under the Bostrom Holding, Inc. Management Stock Option Plan (the "Stock Option Plan") are being offered by certain selling stockholders (the "Option Shares").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Primary Shares and the Secondary Shares and (iii) the Stock Option Plan and the form of award agreement used thereunder.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due


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                              KIRKLAND & ELLIS LLP

Commercial Vehicle Group, Inc.
June 8, 2005
Page 2


authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  1. The Primary Shares are duly authorized, and, when the Registration Statement becomes effective under the Act, and when appropriate certificates representing the Primary Shares are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable.

                  2. The Secondary Shares have been duly authorized, validly issued and fully paid and are nonassessable.

                  3. The Option Shares have been duly authorized and, when the Option Shares have been duly issued in accordance with the terms of the Stock Option Plan and the award agreements issued thereunder and when the Option Shares are duly countersigned by the Company's transfer agent/registrar, and upon receipt by the Company of the consideration to be paid therefor, the Option Shares will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

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                              KIRKLAND & ELLIS LLP

Commercial Vehicle Group, Inc.
June 8, 2005
Page 3


         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Primary Shares, the Secondary Shares or the Option Shares.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                                                Sincerely,

                                                /s/ Kirkland & Ellis LLP

                                                KIRKLAND & ELLIS LLP